HS3 Technologies and Sheraton Hotel, Holiday Inn

Independent Operator Larken, Inc. Execute 2-Year

Hotel Security Surveillance Agreement

DENVER--Dec. 20, 2005--HS3 Technologies Inc. (HS3) (OTCBB:HSTT) announced today that it has executed a contract with independent hotel operator Larken, Inc. of Cedar Rapids, Iowa to install HS3's proprietary hotel video surveillance system. The execution of this contract completes the Letter of Intent that was executed by both entities on Dec. 5, 2005. HS3 will provide the Larken properties Hotel Security Surveillance services for 2 years.

HS3 Technologies will commence installation the week of January 9, 2005 of its proprietary satellite-based hotel video surveillance system at Larken's Sheraton Hotel in Springfield, Missouri. HS3's real-time video security system will allow local hotel management access to security video surveillance, but more importantly enable senior management in Cedar Rapids, IA remote access to monitor hotel security and employee productivity.

From its headquarters in Cedar Rapids, IA, Larken, Inc. operates and manages hotels across the United States. In addition to the Sheraton in Springfield, MO and the Holiday Inn in Dubois, PA, the company operates the Clarion in Bloomington, MN and the Holiday Inn in Lakewood, Colorado.

Mr. Mark Lana, CEO of HS3 Technologies stated, "We are very pleased with this agreement. The deployment of this installation in the hospitality arena will give us a real-time, real environment working model for all of prospective new clients to review and test our technology. We anticipate this is the beginning of many future installations in the hospitality sector."

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About HS3 Technologies

HS3 provides "best of breed" proprietary homeland security surveillance products that broadcast real-time video and data on the new cost-effective, higher-speed satellite Ka-band. HS3 products coupled with the Ka-band platform provides customers with a complete, one-stop solution to current and future high-speed Internet and surveillance needs. HS3 can supply high-speed satellite Internet access and integrated security technologies to any location in the country, at higher speeds and lower costs. The combination of technologies, in an integrated system, is capable of securely transmitting information, high speed Internet, random numerical biometric authorization and remote security systems for multiple users at distant locations is unique and gives HS3 a competitive advantage. For more information visit www.hs3tech.com.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, installation of HS3's surveillance system at any Larken properties, the ability of senior management to monitor hotel security and employee productivity, the ability to offer advanced wireless technologies, integrated with high-speed Internet via satellite, to provide real-time security and monitoring solutions for the Homeland Defense Sector, Oil and Gas industry, Hotels and other industries or the ability to supply high-speed satellite Internet access and integrated security technologies to any location in the country, at higher speeds and lower costs than other current technology providers nationwide.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the development of an early stage technology company and its products and the entry into new markets for our products and services. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our recent current reports on Form 8-K, our annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and other periodic and current reports filed from time-to-time with the Securities and Exchange Commission.

Contact:
HS3 Technologies, Inc.
Mark Lana, CEO 303-455-2550
www.hs3tech.com
or
Investor Relations:
Phoenix IR
Tony Drake, 866-485-7645
or
Media Contact:
The Catalyst Group, Inc
Enrique Salinas, 727-796-2555
e@ideasonfire.com